Exhibit 2.1.7

(Requestor's Name) (Address} (Address} (City/State/Zip/Phone#) □ PICK-UP □ WAIT □ MAIL (Business Entity Name) (Document Number} Certified Copies __ _ Certificates of Status __ _ Special Instructions to Filing Officer: Office Use Only I Ii 11 600337461106 r· "' c::::, - \,,Q .~ c, I f'\j

COVER LETTER

TO: Amendment Section
Division of Corporations

NAME OF CORPORATION: SMART RX SYSTEMS, INC.

DOCUMENT NUMBER: P13000068431

The enclosed ***Articles of Amendment*** and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Santu Rohatgi
Name of Contact Person

Smart Rx Systems, Inc.
Firm/ Company

18946 N. Dale Mabry Hwy. Suite 102
Address

Lutz, FL. 33548
City/ State and Zip Code

srohatgi@smartrxsystems.com
E-mail address) (to be used for future annual report notification)

For further information concerning this matter, please call:

Santu Rohatgi at (813) 340-4423
Name of Contact Person — Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

- ☒ $35 Filing Fee
- ☐ $43.75 Filing Fee & Certificate of Status
- ☐ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)
- ☐ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
Amendment Section
Division of Corporations
The Centre of Tallahassee
2415 N. Monroe Street, Suite 810
Tallahassee, FL 32303

Articles of Amendment lo Articles of Incorporation of (Name of Corporation as currently filed with the Florida Dept. of State) }? \ :::> DDDO to1>~ 3 \ (11ocumcnl Number of Corporation (if known) Pursuant to the provisions of section 607. I 006, Florida Statutes, this Florida Profit Corporation adopts the following amcndmcnt(s) to its Articles of Incorporation: A. If amending name, enter the new name of the corporation: N 71re new name mus/ be distinguishable and con lain the word "corporation, " "company, "or "incorporated" or the abbre1•ia1ion "Corp .. " "Inc .. " or Co .. " or the designation "Corp," "Inc," or "Co". A professional corporation name mus/ contain tire word "chartered, .. "professional associalion." or the abbreviation "P.A. " B. Enter new principal office address, if applicable: (Principal office address MUST BE A STREET ADDRESS) C. t:nter new mailing address, if applicable: (Mailing address MAY BE A POST OFFICE BOX) 0. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address: Name o(New Registered Agent NIA • (Florida street addrt• ss) _ -; .. ~- r-· ' ...... , = ~ r:::, n, ,""") t r--0 ~ . ,. CJ1 w New Registered Offlce Address: ______________________ , Florida _ _ ___ _ _ (City) (/.ip Code) New Registered Agent's Signatun, if changing Registered Agent: I hereby accept the appointment as regis1ered agenl. I am familiar with and accept the obligations of the position. Signawre of New Registered Agent, if changing Page I of 4 •· -.

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ___ Change	TD	Rohatgi, Santu	5703 Red Bug Lake Road
___ Add			Suite 256
X Remove			Winter Springs, FL. 32708
2) ___ Change	PRESIDENT	Rohatgi, Santu	18946 N. Dale Mabry Hwy.
X Add			Suite 102
___ Remove			Lutz, FL. 33548
3) ___ Change	S	Scillia, Michael	
___ Add			4737 N. Ocean Dr. #213
X Remove			Lauderdale By The Sea, FL. 33308
4) ___ Change	PDS	Mathow, Sandeep	5703 Red Bug Lake Road
___ Add			Suite 256
X Remove			Winter Springs, FL. 32708
5) ___ Change			
___ Add			
___ Remove			
6) ___ Change			
___ Add			
___ Remove			

Page 2 of 4

E. **If amending or adding additional Articles, enter change(s) here**:
(Attach *additional sheets, if necessary). (Be specific)*

f. lf an amendment pro\'ides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applic:able. indicate NIA) Page 3 of 4 The date of each amendment(s) adoption: ___________________________ , if other than the date this do~umcnt was signed. t-:ffecth·e date if applicable: (110 more than 90 days after ame11dme11tflle date)

Note: If the date inserted in this block docs not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records. Adoption of Amendment(s) (CHECK ONE) !II The amendment(s) was/wen: adopted by the shareholders. The number of votes cast for the amendmcnt{s) by the shareholders was/were sufficient for approval. 0 The amcndmcnt(s) was/were approved by the shareholders through voting h'Toups. The following statement mm/ he separately provided for each voting group entitled to vote separately on the amendment(s): "The number of votes cast for the amendment(s) was/were sufficient for approval by ------------------------ (voting group) D The amendrnent(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required. 0 The amendrnent(s) was/were adopted by the incorporators withom shareholder action and shareholder action was not required. Da1ed __ N_l C>_V __ 2._~----1...__Z_D_l_'1~_ --5 AN• V eo l--t J4" 'c; ' Signature-------------------------------- (By a director, president or other officer - if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary) (Typed or printed name of person signing) ..PR H.S l!>EN \ (Title of person signing) Page 4 of 4